SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On April 18, 2012, BioZone Pharmaceuticals, Inc. (the “Company”) sold a 10% senior secured convertible promissory note (the “Note”) to an accredited investor (the “Investor”) for a purchase price of $250,000.  The principal amount of the Note is payable in cash on such dates and in such amounts as set forth in the Note, based on the receipt of proceeds from sales to a certain vendor  (the “Vendor Proceeds”).  The last date of such scheduled payment is referred to as the “Final Maturity Date”.

The Note bears interest at the rate of 10% per annum.  The Company may prepay any outstanding amounts owing under the Note, in whole or in part, at any time prior to the Final Maturity Date.  The entire remaining principal amount and all accrued but unpaid or unconverted interest thereof, is due and payable on the earliest of (1) the Final Maturity Date, (2) the consummation of a financing by the Company resulting in net proceeds equal to or greater than 1.5 times the remaining outstanding unconverted principal amount hereunder and (3) the occurrence of an Event of Default (as defined in the Note). The Note is convertible into shares of the Company’s common stock at an initial conversion price of $1.50 per share.

The Company is prohibited from effecting a conversion of the Note, to the extent that as a result of such conversion, the Investor would beneficially own more than 4.99% (subject to waiver) in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Note.

All of the Company’s obligations under the Note are secured by a first priority security interest in the Vendor Proceeds.

Certain holders of senior secured indebtedness of the Company agreed to subordinate their security interest in the Vendor Proceeds to the interest of the Investor under the Note.

The foregoing descriptions of the Note and the Side Agreement are not complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2, annexed hereto.

The Note was issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 9.01. Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
10.1	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: April 23, 2012	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and Chief Financial Officer